SECOND SUPPLEMENTAL AGREEMENT RELATING TO
               JOINT VENTURE AND EXCHANGE AGREEMENT REFORMATION


      THIS AGREEMENT is made and entered into this 3rd day of May, 1996, by and among The Diana Corporation, a Delaware corporation ("Diana"), D.O.N. Communications Corp., a Nevada corporation ("DCC"), Sattel Technologies, Inc., a California corporation ("Sattel"), and Space Risk Management Limited, organized in the Cayman Islands ("SRML").

      WHEREAS, the parties hereto have entered into a Supplemental Agreement Relating to Joint Venture dated January 16, 1996 (the
"First Supplemental Agreement");

      WHEREAS, Diana and Sattel have entered into an Exchange
Agreement dated January 16, 1996 (the "Exchange Agreement");

      WHEREAS, the parties wish to confirm their agreement to amend the First Supplemental Agreement and to amend and reform Exchange
Agreement as more specifically set forth below;

      NOW THEREFORE, the parties hereto agree as follows:

      1.    Amendments to First Supplemental Agreement.

            Paragraphs 1, 2(c), 4(c), 7 and 9, and Exhibits A and D, of the First Supplemental Agreement are hereby deleted.

      2. Reformation of Exchange Agreement. (a) Sattel hereby transfers, assigns and conveys to Diana all right, title and interest in and to an additional 150 shares of common stock of DCC, free and clear of all liens, claims, encumbrances and restrictions. Upon execution hereof, Sattel shall deliver to Diana a certificate or certificates representing such additional 150 shares of common stock of DCC, duly endorsed or endorsed in blank or accompanied by validly executed stock powers.

            (b) Sattel hereby transfers, assigns and conveys to Diana all right, title and interest in and to 50,000 shares of common stock of Diana, free and clear of all liens, claims, encumbrances and restrictions. Upon execution hereof, Sattel shall deliver to Diana a certificate representing the Diana Shares accompanied by validly executed stock powers for 50,000 of such shares.

      3. Mutual Release. (a) Sattel hereby releases, discharges and holds harmless Diana and its officers, directors, employees, agents, representatives, successors and assigns from all actions, claims, causes of action, covenants, contracts, agreements, obligations and liabilities arising out of agreement

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or imposed by law or otherwise, incurring or arising at any time prior to execution hereof, and in each case relating to the obligations of Diana or Sattel under the registration rights provisions of the Exchange Agreement (Exhibit A thereto), provided Diana's obligation under such registration rights provisions shall survive execution hereof with respect to future obligations.

            (b) Diana hereby releases, discharges and holds harmless Sattel and its officers, directors, employees, agents, representatives, successors and assigns from all actions, claims, causes of action, covenants, contracts, agreements, obligations and liabilities arising out of agreement or imposed by law or otherwise, incurring or arising at any time prior to execution hereof; provided all existing agreements of Sattel shall survive execution hereof with respect to future obligations.

      4. Cooperation in Sale of Diana Stock. Diana agrees to cooperate with Sattel in Sattel's efforts to sell up to 100,000 shares of Diana common stock.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                              THE DIANA CORPORATION

                        By:   /s/ Richard Y. Fisher
                                  Chairman



                              D.O.N. COMMUNICATIONS CORP.

                        By:   /s/ Richard Y. Fisher
                                  Assistant Secretary



                              SATTEL TECHNOLOGIES, INC.

                        By:   /s/ George M. Weischadle



                              SPACE RISK MANAGEMENT LIMITED

                        By:            DISSOLVED